SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM S-8


                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933


                    BULLET ENVIRONMENTAL TECHNOLOGIES, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                               98-0208402
         --------------------                    --------------------
   (State or Other Jurisdiction of                 (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

        1818-1177 West Hastings Street, Vancouver, B.C., Canada V6E 2K3
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            (Address of Principal Executive Offices)           (Zip Code)

                        Consulting Services Agreements
                        ------------------------------
                           (Full Title of the Plan)

   The Company Corporation, 400-2711 Centerville Road, Wilmington, DE 91808
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                    (Name and Address of Agent For Service)

                                (302) 636-5440
                                --------------
         (Telephone Number, Including Area Code, of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
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                                   Proposed       Proposed
     Title of                      Maximum        Maximum
    Securities       Amount        Offering       Aggregate     Amount of
      to be          to be          Price         Offering     Registration
    Registered     Registered      Per Share       Price           Fee
-------------------------------------------------------------------------------

   Common Stock     625,000          $.20       $125,000.00      $31.25

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
                                    PART I
                          INFORMATION REQUIRED IN THE
                           SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.


ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of
Form S-8.


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-KSB for the year ended February 28, 2001 and the Form 10-QSB for the fiscal quarter ended May 31, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

     Securities are registered under Section 12(g) of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

     Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably belie ed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

     Article VIII or the Company's Articles of Incorporation provides:
"The Corporation shall indemnify any and all of its directors or officers, or former directors or officers, or any person who may have served at its request as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor and the personal representatives of all such person, against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they, or any of them, were made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or o such other corporation, except in relation to matters as to which any such director or officer or person shall have been adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of any duty owed to the Corporation. Such indemnification shall not be deemed exclusive or any other rights to which those indemnified may be entitled, independently of this Article, by law, under any Bylaw agreement, vote for stockholders , or otherwise."


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.


ITEM 8.  EXHIBITS

     The following is a list of exhibits filed as part of the Registration
Statement:

      5.1 Opinion of Carmine J. Bua, ???, Esq. regarding the legality of the securities registered hereunder.

     23.1      Consent of Davidson & Company, Chartered Accountants.

     23.2      Consent of Counsel (included as part of Exhibit 5.1).


ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                  SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on October 12 2001.


                                       BULLET ENVIRONMENTAL TECHNOLOGIES, INC.



                                       BY:  __________________________________
                                            ROSS WILMOT
                                            President and
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                         Title                         Date
-------------------     -----------------------------------     ---------------

___________________     Chairman of the Board, President        October 12 2001
ROSS WILMOT             Chief Executive Officer, Treasurer
                        (Principal Financial and Accounting
                        Officer) and Secretary


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

                               INDEX TO EXHIBITS


 Sequentially
Exhibit Number     Description
--------------     -----------
      5.1          Opinion of Carmine J. Bua, III, Esq.
                   regarding legality of the securities registered hereunder.

     23.1          Consent of Davidson & Company, Chartered Accountants

     23.2          Consent of Counsel (included as part of
                   Exhibit 5.1.